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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                          __________________________


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 20, 1998
                                                          ------------

                               Weeks Corporation
                               -----------------
            (Exact name of registrant as specified in its charter)


          Georgia                011-13254                  58-1525322
----------------------------    -----------             ------------------
(State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)         File Number)            Identification No.)


     4497 Park Drive, Norcross, Georgia                       30093
-------------------------------------------                   -----
  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (770) 923-4076
                                                   ---------------
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Item 5.  Other Events

     On May 20, 1998, the Board of Directors of Weeks Corporation (the "Company") authorized the issuance of one right (a "Right") with respect to each outstanding share of common stock, par value $.01 per share ("Common Stock"), of the Company. The dividend is payable on June 30, 1998 to the shareholders of record on that date. The description and terms of the Rights are set forth in the Form of Rights Agreement (the "Rights Agreement") attached hereto as Exhibit 4.1.

     DETACHMENT OF RIGHTS; EXERCISE. Initially, the Rights will attach to certificates of outstanding shares of Common Stock and no separate Right Certificates (as defined herein) will be distributed. The Rights will become exercisable and separate from the shares of Common Stock upon the earlier of (i) ten days after the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being hereinafter referred to as an "Acquiring Person"); or (ii) ten business days (or such later date as the Board may determine) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in a person or group becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of such dates in clauses (i) and (ii) being called the "Distribution Date").
Shares of Common Stock beneficially owned by the Company or any subsidiary of the Company will not be considered outstanding for purposes of calculating the percentage ownership of any person.

     Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced by the certificates for the Common Stock, (ii) the Rights will be transferred with and only with the Common Stock,
(iii) new Common Stock certificates issued after June 30, 1998, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Stock outstanding as of June 30, 1998, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (collectively, the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. When they become exercisable, each Right initially entitles the registered holder to purchase from the Company one one-thousandth of one share of Series B Junior Participating Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company at a price of $125.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The Rights will expire on June 30, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

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     If a Person were to become an Acquiring Person, each Right then outstanding
(other than Rights beneficially owned by the Acquiring Person, which would become null and void) would become a right to buy for the Purchase Price that number of shares of Common Stock that at the time of such acquisition would have a market value of two times the Purchase Price. If, however, the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person has become so inadvertently, and such Person divests a sufficient number of shares of Common Stock by a deadline set by the Board of Directors, then such Person shall not be deemed to be an Acquiring Person for any purposes of the Rights Agreement.

     If the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold other than in the ordinary course of business, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company that at the time of such transaction would have a market value of two times the Purchase Price.

     Each of the following persons will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock: (i) the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company, and (ii) any person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock.

     REGISTRATION. The offer and sale of the Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights will not be registered with the Securities and Exchange Commission until the Rights become exercisable. As described above, however, the Rights will not be transferable separately from the Common Stock until the Distribution Date.

     DIVIDEND, LIQUIDATION AND VOTING RIGHTS. The shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each whole share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend authorized per share of Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each whole share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or other property, each whole share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

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     ANTIDILUTION AND OTHER ADJUSTMENTS. The number of shares of Preferred
Stock, Common Stock or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary antidilution provisions.

     EXCHANGE OPTION. At any time after a Person becomes an Acquiring Person and before the acquisition by a Person of 50% or more of the outstanding Common Stock of the Company, the Board of Directors may, at its option, issue Common Stock or common stock equivalents of the Company in mandatory redemption of, or in exchange for, all or part of the then outstanding exercisable Rights (other than Rights owned by such Acquiring Person which would become null and void) at an exchange ratio of one share of Common Stock, or common stock equivalents equal to one share of Common Stock, per Right, subject to adjustment.

     REDEMPTION OF RIGHTS. At any time prior to the Stock Acquisition Date, the Board of Directors of the Company may redeem all, but not less than all, of the then outstanding Rights at a price of $.001 per Right (the "Redemption Price"); provided, however, that if the authorization to redeem the Rights occurs within
-----------------
one year after the date of a change in a majority of the Board of Directors of the Company as a result of certain hostile proxy or consent solicitations, then the redemption of the Rights will require the approval of a majority of the Continuing Directors. Additionally, approval of a majority of the Continuing Directors is necessary for redemption of the Rights after the Stock Acquisition Date. A "Continuing Director" is defined as any member of the Board, while such person is a member of the Board, who was a member of the Board immediately prior to the date of the Rights Plan, and who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any member of the Board, while such person is a member of the Board, who becomes a member of the Board subsequent to the date of the Rights Plan and who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person, if such person is recommended, nominated or approved for election on the Board by a majority of the Continuing Directors then on the Board.

     The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     NO RIGHTS AS SHAREHOLDER. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     AMENDMENT OF RIGHTS. The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, except that after the Stock Acquisition Date no such amendment may adversely affect the interests of holders of the Rights (other than any interest of an Acquiring Person). In addition, the Rights Plan may be amended only with the approval of a majority of the Continuing Directors after a person has become an Acquiring Person or within one

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year after the date of a change in a majority of the Company's Board as a result of certain hostile proxy or consent solicitations.

     EFFECT OF RIGHTS. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of persons that attempt to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding Common Stock.

     The Form of Rights Agreement and the press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Form of Rights Agreement.

     DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS. Certain matters discussed herein may constitute Forward-looking Statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, each as amended by the Private Securities Litigation Reform Act of 1995, 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996). Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Any such Forward-looking Statements are not guarantees of future performance and the Company's actual results could differ materially from those set forth in such Forward-looking Statements. Factors currently known to management that could cause actual results to differ materially from those set forth in such Forward-looking Statements include general economic conditions, local real estate conditions, timely re-leasing of occupied square footage upon expiration, interest rates, availability of equity and debt financing, current construction schedules, the status of lease negotiations with potential tenants, the satisfactory completion of due diligence procedures and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company undertakes no obligation to update or revise Forward-looking Statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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ITEM 7.   Financial Statements and Exhibits

          (c)  Exhibits

               4.1   Form of Rights Agreement

               99.1 Text of Press Release Relating to the Declaration of the Rights Dated June 1, 1998

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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              WEEKS CORPORATION
                              (Registrant)



Date: June 1, 1998            By: /s/ David P. Stockert
                                 -------------------------------
                                    David P. Stockert
                                    Senior Vice President and
                                    Chief Financial Officer

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                                 EXHIBIT INDEX


4.1   Form of Rights Agreement

99.1 Text of Press Release Relating to the Declaration of the Rights Dated June 1, 1998